UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

BioScience Health Innovations, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-234487	98-1498782
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

2722 S West Temple
Salt Lake City, UT 84115

(Address of Principal Executive Offices)

(801) 949-0791

(Registrant's Telephone Number including Area Code)

NOWTRANSIT INC.

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On September 10, 2025, BioScience Health Innovations, Inc. (the “Company”) amended its Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse split of the Company’s common stock on the basis that 4 (four) such shares of common stock shall become 1 (one) share of common stock. The Reverse Split became effective on September 10, 2025.

The Board of Directors of the Company (the “Board”) approved the Reverse Split pursuant to Section 78.390 of the Nevada Revised Statutes. The Reverse Split does not affect the rights of the Company’s stockholders, and there were no other changes to the Certificate of Incorporation. A copy of the certificate of amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Nevada to affect the Reverse Split is filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Reverse Split of the Company’s Common shares was approved by the written consent of a majority of the shares of the Company entitled to vote on the Reverse Split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioScience Health Innovations, Inc.
a Nevada corporation

Date: October 16, 2025	By:	/s/ Darren Lopez
	Name:	Darren Lopez
	Title:	Chief Executive Officer

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